UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2010

UTi Worldwide Inc.
 (Exact name of registrant as specified in its charter)

British Virgin Islands	000-31869	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA USA	90802
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 562.552.9400

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K
February 9, 2010

Item 8.01 Other Events.

On February 9, 2010, UTi Worldwide Inc. (UTi) and two of its subsidiaries received a Statement of Objections from the European Commission (EC). The Statement of Objections, which was also addressed to a number of other freight forwarding and logistics providers, stems from the previously disclosed EC investigation into alleged anticompetitive behavior by providers of international air freight forwarding services and alleges infringements of European Union competition law with respect to various surcharges.

A Statement of Objections is a formal step in the EC’s antitrust investigation, in which the EC informs the parties concerned in writing of the objections raised against them. The addressee of a Statement of Objections can reply in writing to the statement, setting out the facts known to it which are relevant to its defense of the objections raised against them. The party may also request an oral hearing to present its comments on the case. The EC will review the responses to the Statement of Objections and may then make a decision as to whether the conduct addressed in the Statement of Objections is compatible or not with EU antitrust rules. Any decision would be subject to appeal before the European Union courts in Luxembourg.

UTi is in the process of reviewing the Statement of Objections and intends to present its response in due course.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.
Date: February 11, 2010	By:	/s/ Lance E. D’Amico

Lance E. D’Amico
Senior Vice President — Enterprise Support Services & General Counsel